Exhibit 99

Wilmington Trust Announces 2010 First Quarter Results

WILMINGTON, Del.--(BUSINESS WIRE)--April 23, 2010--Wilmington Trust Corporation (NYSE:WL) reported a loss of $29.2 million for the 2010 first quarter. After dividends and accretion on preferred stock, the net loss available to common shareholders was $33.8 million. On a fully diluted basis, the net loss available to common shareholders was $0.44 per share.

Revenue from the Corporate Client and Wealth Advisory Services businesses helped mitigate a decline in loan balances and other recessionary pressures on the Regional Banking business. Core deposit balances reached a record high, on average, and capital and liquidity improved. Nonperforming assets were higher than for the 2009 fourth quarter, but the increase was the smallest since the 2008 third quarter. Net charge-offs and the net charge-off ratio were lower than for the 2009 fourth quarter.

Despite these positive trends, economic conditions in Delaware are improving more slowly than elsewhere in the mid-Atlantic region. Due to uncertainty about the pace of Delaware’s recovery, as well as credit risk rating downgrades, management added $48.3 million to the reserve for loan losses and recorded a provision for loan losses of $77.4 million. The amount of the provision, coupled with $18.0 million of investment securities impairment charges, reduced revenue and resulted in a net loss for the quarter.

“Corporate Client Services had another quarter of record-high revenue, Wealth Advisory Services benefited from demand for our fiduciary expertise, and we kept a tight rein on expenses,” said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. “These positives were muted by the reserve and provision for loan losses, which we increased because Delaware’s economy is lagging the improvements seen elsewhere in the United States. While there are some encouraging signs, they are uneven and not broad-based.”

The company’s already-strong capital position and regulatory capital ratios improved in the 2010 first quarter, due to the common stock offering that was completed on March 1, 2010. This offering raised $274.0 million (net of commissions and expenses). As of March 31, 2010, all regulatory capital ratios continued to exceed the amounts required by the Federal Reserve to be considered well capitalized.

The Regional Banking business

Core deposit balances for the 2010 first quarter were $7.24 billion, on average. This record-high amount was an increase of 23% from the year-ago first quarter, and 7% from the 2009 fourth (trailing) quarter. Most of the increase was in interest-bearing demand deposits.

The growth in core deposits improved liquidity and reduced the need for non-core sources of funding. The percentage of funding from core deposits, on average, increased to 82%, up from 60% for the year-ago first quarter, and 77% for the trailing quarter.

Weakness in the mid-Atlantic regional economy continued to reduce loan demand. For the 2010 first quarter, total loan balances decreased to $8.83 billion, on average. This was 7% lower than for the year-ago first quarter, and 2% lower than for the trailing quarter. Decreases occurred in the commercial and retail portfolios.

Commercial loan balances for the 2010 first quarter were $6.60 billion, on average. Compared to the trailing quarter, commercial, financial, and agricultural (CF&A) loans were $56.7 million lower; commercial real estate/construction loans were $36.8 million lower; and commercial mortgage loans were $33.0 million higher.

Commercial real estate/construction loan balances declined due to pay downs, charge-offs, and movement of completed projects to the commercial mortgage portfolio. The movement of completed projects accounted for most of the increase in commercial mortgage balances.

More than half of commercial mortgage loans at March 31, 2010, were for owner-occupied properties. Approximately 18% were for community shopping centers. The rest were for a variety of other types of commercial and industrial properties. Approximately 57% of commercial mortgage loans were for properties in Delaware, with the majority in the northern part of the state.

Retail loan balances for the 2010 first quarter were $2.22 billion, on average, which was $98.4 million lower than for the trailing quarter. The majority of this decrease was in indirect loan balances in the consumer portfolio. Most of these loans are for new and late-model automobiles, and made through automobile dealers in the mid-Atlantic region.

The net interest margin for the 2010 first quarter was 3.03%. This was 16 basis points higher than for the year-ago first quarter, but 9 basis points lower than for the trailing quarter. The trailing-quarter decline was caused by a combination of lower yields in the investment securities portfolio, the increase in nonperforming loans, and the decrease in loan balances.

A comparison of changes in earning assets and net interest income illustrates the company’s ability to manage through considerable changes in loan and investment securities balances over the past 12 months. For the 2010 first quarter, earning assets were $10.1 billion, on average, and net interest income (before the provision for loan losses) was $74.7 million. For the year-ago first quarter, earning assets were $11.1 billion, on average, and net interest income (before the provision) was $78.5 million.

“Compared to the year-ago first quarter, earning assets decreased $1.0 billion, or 9%, but the decrease in our net interest income was only $3.8 million, or 5%,” said Mr. Cecala. “This is just one example of how well we are positioned to benefit when the economy recovers and short-term market interest rates rise.”

Credit quality

Nonperforming assets increased during the 2010 first quarter, but the increase was the lowest since the 2008 third quarter. Compared to the trailing quarter, the reserve for loan losses was higher, while the provision for loan losses, net charge-offs, and the net charge-off ratio were lower.

Nonaccruing loans were $468.9 million at March 31, 2010, which was $13.3 million higher than at year-end 2009. Nonaccruing commercial real estate/construction loans decreased, while other categories of nonaccruing loans increased.

Most of the increase in nonaccruing loans was in commercial mortgage loans, which rose $14.3 million in the 2010 first quarter. Four credits accounted for the majority of this increase. One was to a Pennsylvania-based operator of self-storage facilities. The others were to Delaware-based owners of retail properties and low-rise professional office buildings.

Three Pennsylvania-based credits accounted for the majority of the $10.3 million increase in nonaccruing CF&A loans in the 2010 first quarter. One was to the previously mentioned operator of self-storage facilities. The others were to a food services provider and a lighting design company. Most of the increase in nonperforming consumer and other retail loans was associated with a home equity loan to a commercial banking client.

Nonperforming commercial real estate/construction loans decreased $18.0 million during the 2010 first quarter. Charge-offs accounted for approximately $12.1 million of this decrease. The remainder reflected transfers to other real estate owned (OREO).

OREO totaled $46.3 million at March 31, 2010, up $11.7 million from year-end 2009. Three credits to residential developers with projects in southern Delaware accounted for this increase.

Renegotiated loans (accruing) at March 31, 2010, were $35.7 million, an increase of $7.2 million from year-end 2009. One credit to a plumbing supply company in southern Delaware accounted for almost all of this increase.

Loans past-due 90 days or more totaled $39.7 million at March 31, 2010, up from $30.6 million at year-end 2009. Most of this increase was associated with commercial real estate/construction loans that have matured but not paid off, and for which underwriting extensions are underway.

Net charge-offs for the 2010 first quarter were $29.1 million, down from $33.1 million on a trailing-quarter basis. The net charge-off ratio for the 2010 first quarter was 0.33%, down from 0.37% for the trailing quarter.

Most of the commercial loan net charge-offs in the 2010 first quarter were for residential projects in southern Delaware or businesses that support the housing industry. The increase in consumer and other retail net charge-offs was caused by a single home equity loan.

In the internal risk rating analysis, the percentage of watchlist- and substandard-rated loans continued to increase. These downgrades, an assessment of regional economic indicators, and other factors led management to add $48.3 million to the reserve for loan losses. This brought the reserve to $299.8 million at March 31, 2010, or 3.44% of loans outstanding. In comparison, the loan loss reserve ratio was 1.77% at the end of the year-ago first quarter, and 2.80% at year-end 2009.

The financial statement section of this release contains additional credit quality disclosures and more detail on the composition of the reserve for loan losses.

Corporate Client Services

Corporate Client Services (CCS) revenue for the 2010 first quarter was $48.0 million. This was 21% higher than for the year-ago first quarter, and 2% higher than for the trailing quarter.

Most of the year-over-year and trailing-quarter growth was in retirement services revenue. A combination of higher retirement plan asset valuations and new business accounted for these increases. Much of the new business development was in collective investment fund services and services that support defined contribution retirement plans.

Global corporate trust services revenue was 19% higher than for the year-ago first quarter. This was due to strong demand for successor loan agency services, default and bankruptcy administration services, and high-yield corporate debt services. Compared to the trailing quarter, global corporate trust revenue fell 8%, because there was less activity in the capital markets overall.

Billable hours for default administration and bankruptcy services reached a record high in the 2010 first quarter. CCS is providing successor trustee or other administrative services for most of the largest U.S. bankruptcies filed in 2009.

Revenue from institutional investment management services rose during the 2010 first quarter, largely as a result of increased business from commodity fund managers, captive insurance managers, and nonqualified retirement plan managers. This growth was offset by lower revenue from cash management services, as low yields compressed fees. This reduced revenue from CCS investment and cash management services on a year-over-year and trailing-quarter basis.

Wealth Advisory Services

Wealth Advisory Services (WAS) revenue for the 2010 first quarter was $44.1 million. This was 11% lower than for the year-ago first quarter, and 7% lower than for the trailing quarter.

Most of the year-over-year decrease was due to mutual fund fee waivers. Management began waiving fees on money market mutual funds in the 2009 second quarter, as low market interest rates caused yields to decline. These waivers reduced WAS mutual fund revenue by approximately $4.4 million for the 2010 first quarter.

Most of the trailing-quarter decrease was in planning and other services revenue, which reflected lower revenue from management firm Grant Tani Barash & Altman (GTBA). Revenue from GTBA declined because the company decreased its ownership position in GTBA from 90% to 10% on February 16, 2010. In 2009, revenue from GTBA was approximately $3.4 million per quarter.

Revenue from core trust and investment advisory services was 1% lower than for the trailing quarter, but 11% higher than for the year-ago first quarter. The year-over-year increase was due to a combination of higher asset valuations in client portfolios and new business development. WAS sales (new fees, annualized) were 34% higher for the 2010 first quarter than for the year-ago first quarter.

Revenue from new trust and investment advisory business was muted by increased client preference for fixed income instruments, exchange-traded funds, and other investment services on which pricing is lower than for equity investment management services. This shift was the primary reason for the trailing-quarter decline in trust and investment advisory revenue.

Expenses

Total noninterest expense for the 2010 first quarter was $131.5 million. This was 4% higher than for the year-ago first quarter, and 1% higher than for the trailing quarter.

The main causes of the year-over-year increase were:

  Incentives and bonuses. The amount recorded for the 2009 first quarter was affected by downward adjustments that aligned accruals with actual payments for 2008 performance.
  Subadvisor expense for retirement services. These increases were associated with higher retirement services revenue, which is discussed in the CCS section of this release.
  Insurance. This was because Federal Deposit Insurance Corporation (FDIC) insurance premium expense was higher, due to industry-wide increases the FDIC enacted in the 2009 second quarter and growth in core deposit balances.

On a trailing-quarter basis, employment benefits expense increased, as tax payments and 401(k) plan matching expense reset at the start of the year. In addition, retirement services subadvisor expense and insurance expense were higher. These increases were offset by a decrease in incentives and bonuses, as accrued amounts were adjusted to reflect actual and expected payments.

The number of full-time-equivalent staff members at March 31, 2010, was 2,821, compared with 2,898 at year-end 2009. The decrease in the number of staff members reflected the reduced ownership position in GTBA. Prior to this change, GTBA’s revenue and expenses were consolidated in Wilmington Trust’s financial statements, and GTBA staff members were counted as Wilmington Trust staff members.

The income tax benefit was lower on a trailing-quarter basis because the 2009 fourth quarter amount reflected reconciliations between estimated and actual income tax expense.

Investment securities portfolio

Investment securities balances at March 31, 2010, were $765.0 million. This was 11% lower than at year-end 2009. Most of the decrease was in government agency securities, due to maturities and calls.

On average, investment securities balances were higher on a trailing-quarter basis. Average balances for the 2010 first quarter reflected maturities of government agency securities that did not occur until late in the quarter, as well as short-term investments in U.S. Treasury securities that were made near the end of the 2009 fourth quarter.

Most of the securities losses in the 2010 first quarter resulted from declines in the valuations of pooled trust-preferred securities (TruPS) due to economic conditions. A pooled trust-preferred security is an instrument that aggregates multiple trust-preferred securities issued by banks, insurance companies, and other financial institutions into a group, or pool.

In the 2010 first quarter, the valuation declines on 23 of the 38 pooled TruPS in the company’s portfolio were determined to be other-than-temporary. Many of these declines occurred because some of the underlying issuers in the pools have defaulted, or have the potential to default, on their cash flow obligations.

The 2010 first quarter write-down on these other-than-temporarily impaired (OTTI) pooled TruPS was $29.8 million. Of this amount, $17.9 million was related to credit quality and recorded as a securities loss. The remaining $11.9 million of the write-down was recorded in other comprehensive income, which reduced common stockholders’ equity by $7.6 million on an after-tax basis. At March 31, 2010, the amortized cost of the pooled TruPS portfolio was $130.4 million; its estimated fair value was $48.8 million; and its carrying value was $47.3 million. The $83.1 million difference between the amortized cost of the pooled TruPS and their carrying value, which represents the non-credit-related portion of their impairment, was recorded in accumulated other comprehensive income, and reflected in the company’s tangible common equity ratio as of March 31, 2010.

None of the 9 single-issue TruPS in the company’s portfolio, which are from money center and large regional banks, was OTTI at March 31, 2010.

OTTI securities losses reduced 2010 first quarter net income by approximately $11.6 million and earnings by approximately $0.15 per diluted common share on an after-tax basis.

Dividend

On April 21, 2010, the Board of Directors declared a regular quarterly cash dividend of $0.01 per common share. The dividend will be paid on May 17, 2010, to shareholders of record on May 3, 2010.

Financial statements

Financial statements for the three months ended March 31, 2010, follow the narrative section of this release.

Conference call

Management will discuss 2010 first quarter results and outlook for the future in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.

Dial in number :	877-407-8031 (United States and Canada)
201-689-8031 (outside United States and Canada)
No pass code is necessary.

Internet access:	Live audio-only webcast accessible at www.wilmingtontrust.com.

Replay information:	Available until 11:59 p.m. (Eastern) on Friday, April 30, via www.wilmingtontrust.com, or by telephone:
877-660-6853 (United States and Canada)
201-612-7415 (outside the United States and Canada)
Use account #286 and replay ID #348441

Forward-looking statements

This release may contain forward-looking statements that reflect our current expectations about our performance. These statements rely on a number of assumptions, estimates, expectations, and assessments of potential developments, and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Our ability to achieve the results reflected in these statements could be affected adversely by, among other things, changes in national or regional economic conditions; changes in market interest rates; fluctuations in equity or fixed income markets; changes in the market values of, or expected cash flows from, securities in our investment portfolio; significant changes in banking laws or regulations; changes in accounting policies, procedures, or guidelines; increased competition for business; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or affiliate money managers Cramer Rosenthal McGlynn and Roxbury Capital Management; changes in the regulatory, judicial, legislative, or tax treatment of business transactions; new litigation or developments in existing litigation; and economic uncertainty created by unrest in other parts of the world.

About Wilmington Trust

Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory services to high-net-worth clients in 36 countries, and Corporate Client services to institutional clients in 89 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2010

HIGHLIGHTS

	Three Months Ended

	Mar. 31,	Mar. 31,	%
	2010	2009	Change
OPERATING RESULTS (in millions)
Net interest income	$74.7	$78.5	(4.8)
Provision for loan losses	(77.4)	(29.5)	162.4
Noninterest income	89.5	110.7	(19.2)
Noninterest expense	131.5	126.6	3.9
Net (loss)/income	(29.2)	21.8	----

LOSS/EARNINGS
Net (loss)/income	$(29.2)	$21.8	----
Dividends and accretion on preferred stock	4.6	4.6	----
Net (loss)/income available to common shareholders	(33.8)	17.2	----

PER COMMON SHARE DATA
Basic net (loss)/income	$(0.44)	$0.25	----
Diluted net (loss)/income	(0.44)	0.25	----
Dividends paid per common share	0.01	0.1725	(94.2)
Book value at period end[1]	13.49	14.64	(7.9)
Closing price at period end	16.57	9.69	71.0
Market range:
High	17.03	22.53	(24.4)
Low	11.71	6.76	73.2

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	76,465	68,945	10.9
Diluted	76,465	68,945	10.9

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$815.1	$1,274.6	(36.1)
Loans	8,828.3	9,518.7	(7.3)
Earning assets	10,053.7	11,115.8	(9.6)
Core deposits	7,239.4	5,907.2	22.6
Stockholders' equity	1,420.9	1,329.9	6.8

STATISTICS AND RATIOS (net income annualized)
(Loss)/return on average stockholders' equity[1]	(10.79)%	8.77%	----
(Loss)/return on average assets	(1.07)%	0.73%	----
Net interest margin (taxable equivalent)	3.03%	2.87%	5.6
Dividend payout ratio	N/M	68.60%	----
Full-time equivalent headcount	2,821	2,945	(4.2)

[1] Does not include preferred stock and noncontrolling interest.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2010

QUARTERLY INCOME STATEMENT

	Three Months Ended

						% Change From
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Prior	Prior
(In millions)	2010	2009	2009	2009	2009	Quarter	Year
NET INTEREST INCOME
Interest income	$97.5	$102.4	$106.3	$111.3	$117.1	(4.8)	(16.7)
Interest expense	22.8	24.5	26.3	29.7	38.6	(6.9)	(40.9)
Net interest income	74.7	77.9	80.0	81.6	78.5	(4.1)	(4.8)
Provision for loan losses	(77.4)	(82.8)	(38.7)	(54.0)	(29.5)	(6.5)	162.4
Net interest income after provision for loan losses	(2.7)	(4.9)	41.3	27.6	49.0	(44.9)	----

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	34.4	34.8	33.4	31.5	31.1	(1.1)	10.6
Mutual fund fees	0.9	1.6	2.4	5.2	7.5	(43.8)	(88.0)
Planning and other services	8.8	10.8	10.0	10.3	10.9	(18.5)	(19.3)
Total Wealth Advisory Services	44.1	47.2	45.8	47.0	49.5	(6.6)	(10.9)
Corporate Client Services
Global corporate trust services	23.0	25.0	23.5	21.1	19.4	(8.0)	18.6
Retirement services	21.5	18.1	16.7	16.6	16.1	18.8	33.5
Investment/cash management services	3.5	3.9	3.8	3.7	4.1	(10.3)	(14.6)
Total Corporate Client Services	48.0	47.0	44.0	41.4	39.6	2.1	21.2
Cramer Rosenthal McGlynn	4.7	4.4	5.3	5.0	3.0	6.8	56.7
Roxbury Capital Management	0.1	(0.5)	(0.6)	(0.6)	(0.8)	----	----
Advisory fees	96.9	98.1	94.5	92.8	91.3	(1.2)	6.1
Amortization of affiliate intangibles	(1.9)	(2.0)	(2.1)	(2.1)	(2.3)	(5.0)	(17.4)
Advisory fees after amortization of affiliate intangibles	95.0	96.1	92.4	90.7	89.0	(1.1)	6.7
Service charges on deposit accounts	7.7	7.7	8.1	7.5	7.9	----	(2.5)
Other noninterest income	4.6	5.8	5.2	6.8	6.2	(20.7)	(25.8)
Securities (losses)/gains	(17.8)	(11.4)	(36.6)	(23.4)	7.6	56.1	----
Total noninterest income	89.5	98.2	69.1	81.6	110.7	(8.9)	(19.2)

Net interest and noninterest income	86.8	93.3	110.4	109.2	159.7	(7.0)	(45.6)

NONINTEREST EXPENSE
Salaries and wages	49.2	50.7	49.3	48.6	49.1	(3.0)	0.2
Incentives and bonuses	7.1	9.1	9.7	7.8	4.9	(22.0)	44.9
Employment benefits	16.1	13.2	14.0	14.2	16.7	22.0	(3.6)
Net occupancy	8.1	7.6	7.7	7.7	7.8	6.6	3.8
Furniture, equipment, and supplies	10.2	10.4	10.1	10.0	10.5	(1.9)	(2.9)
Other noninterest expense:
Advertising and contributions	1.7	1.9	1.4	1.8	2.5	(10.5)	(32.0)
Servicing and consulting fees	3.5	3.7	3.1	3.5	4.1	(5.4)	(14.6)
Subadvisor expense:
Retirement services	9.9	8.2	7.6	7.0	6.7	20.7	47.8
Other services	1.6	1.6	1.2	1.3	1.4	----	14.3
Travel, entertainment, and training	1.7	2.3	1.8	1.9	1.8	(26.1)	(5.6)
Insurance	6.6	6.1	5.6	10.3	4.2	8.2	57.1
Other expense	15.8	15.8	15.5	14.3	16.9	----	(6.5)
Total other noninterest expense	40.8	39.6	36.2	40.1	37.6	3.0	8.5
Total noninterest expense	131.5	130.6	127.0	128.4	126.6	0.7	3.9
(Loss)/income before income taxes and noncontrolling interest	(44.7)	(37.3)	(16.6)	(19.2)	33.1	19.8	----
Income tax (benefit)/expense	(16.4)	(26.9)	(10.8)	(10.2)	11.2	(39.0)	----
Net (loss)/income before noncontrolling interest	(28.3)	(10.4)	(5.8)	(9.0)	21.9	172.1	----
Net income attributable to the noncontrolling interest	0.9	0.8	0.1	0.1	0.1	12.5	N/M
Net (loss)/income	$(29.2)	$(11.2)	$(5.9)	$(9.1)	$21.8	160.7	----

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2010

STATEMENT OF CONDITION

						% Change From
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Prior	Prior
(In millions)	2010	2009	2009	2009	2009	Quarter	Year
ASSETS
Cash and due from banks	$188.2	$202.9	$208.0	$195.3	$250.2	(7.2)	(24.8)
Interest-bearing deposits in other banks	130.5	165.4	145.3	133.7	119.2	(21.1)	9.5
Federal funds sold and securities purchased under agreements to resell	20.1	15.1	65.9	105.0	----	33.1	----
Investment securities:
U.S. Treasury	242.0	232.8	10.7	44.3	48.6	4.0	397.9
Government agencies	147.2	225.1	162.0	191.9	340.3	(34.6)	(56.7)
Obligations of state and political subdivisions	5.4	5.7	5.7	6.7	6.7	(5.3)	(19.4)
Preferred stock	24.3	23.9	22.3	19.7	15.1	1.7	60.9
Mortgage-backed securities	233.8	254.5	276.5	297.2	322.8	(8.1)	(27.6)
Other securities	112.3	118.5	131.5	155.2	182.9	(5.2)	(38.6)
Total investment securities	765.0	860.5	608.7	715.0	916.4	(11.1)	(16.5)
FHLB and FRB stock, at cost	26.8	26.8	26.7	26.7	25.0	----	7.2
Loans:
Commercial, financial, and agricultural	2,539.1	2,627.0	2,644.9	2,752.4	2,770.2	(3.3)	(8.3)
Real estate - construction	1,872.9	1,956.4	1,950.7	1,961.9	1,960.9	(4.3)	(4.5)
Commercial mortgage	2,130.0	2,102.3	2,075.0	2,011.8	1,942.8	1.3	9.6
Total commercial loans	6,542.0	6,685.7	6,670.6	6,726.1	6,673.9	(2.1)	(2.0)
Residential mortgage	428.2	431.0	428.2	435.3	574.6	(0.6)	(25.5)
Consumer	1,319.5	1,408.9	1,485.5	1,565.7	1,636.6	(6.3)	(19.4)
Secured with investments	425.9	441.6	436.9	448.1	523.6	(3.6)	(18.7)
Total retail loans	2,173.6	2,281.5	2,350.6	2,449.1	2,734.8	(4.7)	(20.5)
Total loans net of unearned income	8,715.6	8,967.2	9,021.2	9,175.2	9,408.7	(2.8)	(7.4)
Reserve for loan losses	(299.8)	(251.5)	(201.8)	(184.9)	(167.0)	19.2	79.5
Net loans	8,415.8	8,715.7	8,819.4	8,990.3	9,241.7	(3.4)	(8.9)
Premises and equipment	141.1	146.8	149.1	151.4	150.5	(3.9)	(6.2)
Goodwill	359.6	363.2	363.1	363.4	355.3	(1.0)	1.2
Other intangibles	34.2	40.2	42.3	43.9	44.9	(14.9)	(23.8)
Other assets	540.8	560.5	445.3	438.7	433.0	(3.5)	24.9
Total assets	$10,622.1	$11,097.1	$10,873.8	$11,163.4	$11,536.2	(4.3)	(7.9)

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$676.7	$1,470.6	$1,041.6	$1,456.6	$1,214.8	(54.0)	(44.3)
Interest-bearing:
Savings	930.6	921.5	918.5	898.1	929.8	1.0	0.1
Interest-bearing demand	3,980.9	3,590.7	3,352.8	3,182.4	3,028.5	10.9	31.4
Certificates under $100,000	1,003.8	1,000.6	1,031.8	1,103.0	1,110.3	0.3	(9.6)
Local certificates $100,000 and over	123.7	136.9	161.6	179.4	180.3	(9.6)	(31.4)
Total core deposits	6,715.7	7,120.3	6,506.3	6,819.5	6,463.7	(5.7)	3.9
National brokered certificates	1,107.6	1,270.6	922.7	959.7	1,811.9	(12.8)	(38.9)
Total deposits	7,823.3	8,390.9	7,429.0	7,779.2	8,275.6	(6.8)	(5.5)
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	429.5	575.8	1,266.1	1,220.9	999.4	(25.4)	(57.0)
U.S. Treasury demand deposits	----	----	----	----	12.4	----	(100.0)
Other debt	28.0	28.0	----	----	----	----	----
Total short-term borrowings	457.5	603.8	1,266.1	1,220.9	1,011.8	(24.2)	(54.8)
Other liabilities	343.8	352.4	393.4	382.4	442.9	(2.4)	(22.4)
Long-term debt	443.5	442.9	470.4	469.9	469.3	0.1	(5.5)
Total liabilities	9,068.1	9,790.0	9,558.9	9,852.4	10,199.6	(7.4)	(11.1)
Stockholders' equity:
Preferred stock	323.7	323.3	322.8	322.4	322.0	0.1	0.5
Other stockholders' equity	1,230.3	983.4	991.6	988.3	1,014.3	25.1	21.3
Total Wilmington Trust stockholders' equity	1,554.0	1,306.7	1,314.4	1,310.7	1,336.3	18.9	16.3
Noncontrolling interest	----	0.4	0.5	0.3	0.3	(100.0)	(100.0)
Total stockholders' equity	1,554.0	1,307.1	1,314.9	1,311.0	1,336.6	18.9	16.3
Total liabilities and stockholders' equity	$10,622.1	$11,097.1	$10,873.8	$11,163.4	$11,536.2	(4.3)	(7.9)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2010

AVERAGE STATEMENT OF CONDITION

	2010	2009	2009	2009	2009	% Change From
	First	Fourth	Third	Second	First	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year
ASSETS
Cash and due from banks	$185.1	$196.3	$181.4	$179.8	$197.5	(5.7)	(6.3)
Interest-bearing deposits in other banks	380.2	208.9	204.9	165.9	270.8	82.0	40.4
Federal funds sold and securities purchased under agreements to resell	3.3	30.1	13.8	14.5	31.5	(89.0)	(89.5)
Investment securities:
U.S. Treasury	230.4	92.2	18.4	46.2	61.1	149.9	277.1
Government agencies	192.3	173.5	169.3	256.0	406.2	10.8	(52.7)
Obligations of state and political subdivisions	5.4	5.7	6.0	6.7	6.6	(5.3)	(18.2)
Preferred stock	24.2	22.5	20.7	17.0	17.1	7.6	41.5
Mortgage-backed securities	244.3	266.5	284.4	307.9	600.5	(8.3)	(59.3)
Other securities	118.5	125.9	155.1	183.3	183.1	(5.9)	(35.3)
Total investment securities	815.1	686.3	653.9	817.1	1,274.6	18.8	(36.1)
FHLB and FRB stock, at cost	26.8	26.8	26.7	25.5	20.2	----	32.7
Loans:
Commercial, financial, and agricultural	2,567.4	2,624.1	2,687.7	2,765.6	2,853.4	(2.2)	(10.0)
Real estate - construction	1,912.9	1,949.7	1,959.5	1,973.4	1,950.7	(1.9)	(1.9)
Commercial mortgage	2,124.3	2,091.3	2,038.7	1,987.5	1,911.6	1.6	11.1
Total commercial loans	6,604.6	6,665.1	6,685.9	6,726.5	6,715.7	(0.9)	(1.7)
Residential mortgage	426.8	434.0	431.9	566.5	573.8	(1.7)	(25.6)
Consumer	1,365.4	1,447.4	1,525.1	1,605.1	1,686.4	(5.7)	(19.0)
Secured with investments	431.5	440.7	436.7	498.1	542.8	(2.1)	(20.5)
Total retail loans	2,223.7	2,322.1	2,393.7	2,669.7	2,803.0	(4.2)	(20.7)
Total loans net of unearned income	8,828.3	8,987.2	9,079.6	9,396.2	9,518.7	(1.8)	(7.3)
Reserve for loan losses	(249.2)	(201.9)	(182.7)	(164.0)	(152.9)	23.4	63.0
Net loans	8,579.1	8,785.3	8,896.9	9,232.2	9,365.8	(2.3)	(8.4)
Premises and equipment	144.2	148.4	150.9	151.8	151.8	(2.8)	(5.0)
Goodwill	361.8	363.1	363.4	356.9	351.9	(0.4)	2.8
Other intangibles	37.3	41.3	43.2	44.1	46.0	(9.7)	(18.9)
Other assets	511.5	435.4	417.5	432.3	409.5	17.5	24.9
Total assets	$11,044.4	$10,921.9	$10,952.6	$11,420.1	$12,119.6	1.1	(8.9)

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$1,307.5	$1,219.5	$1,310.6	$1,246.6	$889.5	7.2	47.0
Interest-bearing:
Savings	925.1	918.9	911.7	907.0	895.2	0.7	3.3
Interest-bearing demand	3,872.1	3,440.6	3,243.7	3,154.0	2,813.7	12.5	37.6
Certificates under $100,000	1,002.3	1,013.6	1,063.9	1,113.9	1,099.8	(1.1)	(8.9)
Local certificates $100,000 and over	132.4	148.6	169.2	180.9	209.0	(10.9)	(36.7)
Total core deposits	7,239.4	6,741.2	6,699.1	6,602.4	5,907.2	7.4	22.6
National brokered certificates	1,255.0	1,217.5	959.8	1,150.6	2,017.8	3.1	(37.8)
Total deposits	8,494.4	7,958.7	7,658.9	7,753.0	7,925.0	6.7	7.2
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	313.4	765.5	1,124.5	1,433.8	1,938.9	(59.1)	(83.8)
U.S. Treasury demand deposits	----	----	----	8.1	6.8	----	(100.0)
Line of credit and other debt	28.0	27.1	----	----	3.2	3.3	N/M
Total short-term borrowings	341.4	792.6	1,124.5	1,441.9	1,948.9	(56.9)	(82.5)
Other liabilities	344.5	395.8	376.5	412.8	446.8	(13.0)	(22.9)
Long-term debt	443.2	443.6	470.1	469.5	469.0	(0.1)	(5.5)
Total liabilities	9,623.5	9,590.7	9,630.0	10,077.2	10,789.7	0.3	(10.8)
Stockholders' equity:
Preferred stock	323.4	323.0	322.6	322.1	321.5	0.1	0.6
Other stockholders' equity	1,097.4	1,008.0	999.6	1,020.5	1,008.2	8.9	8.8
Total Wilmington Trust stockholders' equity	1,420.8	1,331.0	1,322.2	1,342.6	1,329.7	6.7	6.9
Noncontrolling interest	0.1	0.2	0.4	0.3	0.2	(50.0)	(50.0)
Total stockholders' equity	1,420.9	1,331.2	1,322.6	1,342.9	1,329.9	6.7	6.8
Total liabilities and stockholders' equity	$11,044.4	$10,921.9	$10,952.6	$11,420.1	$12,119.6	1.1	(8.9)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2010

YIELDS AND RATES

	2010	2009	2009	2009	2009
	First	Fourth	Third	Second	First
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter
EARNING ASSETS:
Interest-bearing time deposits in other banks	0.22%	0.13%	0.27%	0.34%	0.35%
Federal funds sold and securities purchased under agreements to resell	0.25	0.11	0.14	0.14	1.22

Total investment securities	2.94	3.74	4.35	3.89	4.28

FHLB and FRB stock, at cost	0.05	2.31	0.12	2.84	1.66

Commercial, financial, and agricultural	4.13	4.22	4.26	4.30	4.27
Real estate - construction	3.50	3.42	3.49	3.60	3.67
Commercial mortgage	4.20	4.26	4.35	4.40	4.43
Total commercial loans	3.97	4.00	4.06	4.12	4.14

Residential mortgage	5.13	5.11	5.45	5.71	5.64
Consumer	5.53	5.50	5.64	5.63	5.67
Secured with investments	2.86	2.85	2.79	2.60	2.30
Total retail loans	4.94	4.92	5.09	5.08	5.01

Total loans	4.21	4.24	4.33	4.40	4.40

Total earning assets	3.95	4.10	4.23	4.28	4.27

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	0.94	1.08	1.20	1.24	1.68
Interest-bearing demand	0.30	0.35	0.37	0.40	0.39
Certificates under $100,000	2.28	2.44	2.71	2.98	3.05
Local certificates $100,000 and over	2.01	2.11	2.25	2.62	2.84
Core interest-bearing deposits	0.77	0.90	1.03	1.15	1.30

National brokered certificates	0.95	1.01	1.34	1.74	2.54

Total interest-bearing deposits	0.80	0.92	1.08	1.26	1.66

Short-term borrowings	0.75	0.44	0.24	0.26	0.31

Long-term debt	7.23	7.08	7.06	7.14	7.23

Total interest-bearing liabilities	1.16	1.22	1.31	1.41	1.66

Total funds used to support earning assets	0.92	0.98	1.04	1.14	1.40

Net interest margin (tax-equivalent basis)	3.03	3.12	3.19	3.14	2.87

Year-to-date net interest margin	3.03	3.08	3.06	3.00	2.87

Prime rate	4.00	4.00	4.00	4.00	4.00

Tax-equivalent net interest income (in millions)	$75.1	$78.4	$80.5	$82.1	$79.0

Average earning assets at historical cost	$10,065.8	$9,954.3	$10,005.8	$10,477.2	$11,169.5
Average fair valuation adjustment on
investment securities available for sale	(12.1)	(15.0)	(26.9)	(58.0)	(53.7)
Average earning assets	$10,053.7	$9,939.3	$9,978.9	$10,419.2	$11,115.8

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2010

CREDIT QUALITY
	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In millions)	2010	2009	2009	2009	2009
NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$91.2	$80.9	$90.2	$89.3	$64.5
Commercial real estate - construction	246.8	264.8	190.7	145.3	114.2
Commercial mortgage	83.3	69.0	50.8	40.5	28.3
Consumer and other retail	47.6	40.9	35.8	25.3	23.2
Total nonaccruing loans	468.9	455.6	367.5	300.4	230.2
Renegotiated loans - accruing	35.7	28.5	2.2	1.6	1.1
Total nonaccruing loans and renegotiated loans	504.6	484.1	369.7	302.0	231.3
Other real estate owned (OREO)	46.3	34.6	27.8	28.3	19.8
Total nonperforming assets	550.9	518.7	397.5	330.3	251.1

Loans past due 90 days or more:
Commercial, financial, and agricultural	3.0	4.2	4.2	3.0	3.9
Commercial real estate - construction	14.3	4.5	4.0	5.1	3.8
Commercial mortgage	7.0	2.2	9.2	2.8	2.6
Consumer and other retail	15.4	19.7	21.3	15.8	19.1
Total loans past due 90 days or more	39.7	30.6	38.7	26.7	29.4

RESERVE FOR LOAN LOSSES
Balance at the beginning of the period	$251.5	$201.8	$184.9	$167.0	$157.1
Loans charged off:
Commercial, financial, and agricultural	(8.2)	(12.2)	(8.1)	(8.5)	(7.6)
Commercial real estate - construction	(12.1)	(13.6)	(6.3)	(18.4)	(2.4)
Commercial mortgage	(2.4)	(3.0)	(1.0)	(1.7)	(0.3)
Residential mortgage	----	----	(0.5)	----	----
Consumer and other retail	(8.1)	(7.8)	(7.9)	(11.1)	(12.8)
Total loans charged off	(30.8)	(36.6)	(23.8)	(39.7)	(23.1)
Recoveries on loans previously charged off:
Commercial, financial, and agricultural	0.3	1.0	0.2	0.1	0.2
Commercial real estate - construction	----	0.5	----	----	----
Commercial mortgage	----	0.1	0.3	----	----
Residential mortgage	----	----	----	----	----
Consumer and other retail	1.4	1.9	1.5	3.4	1.7
Total recoveries	1.7	3.5	2.0	3.5	1.9
Net loans charged off:
Commercial, financial, and agricultural	(7.9)	(11.2)	(7.9)	(8.4)	(7.4)
Commercial real estate - construction	(12.1)	(13.1)	(6.3)	(18.4)	(2.4)
Commercial mortgage	(2.4)	(2.9)	(0.7)	(1.7)	(0.3)
Residential mortgage	----	----	(0.5)	----	----
Consumer and other retail	(6.7)	(5.9)	(6.4)	(7.7)	(11.1)
Total net loans charged off	(29.1)	(33.1)	(21.8)	(36.2)	(21.2)
Transfers from/(to) reserve for lending commitments	----	----	----	0.1	1.6
Provision charged to operations	77.4	82.8	38.7	54.0	29.5
Balance at the end of the period	299.8	251.5	201.8	184.9	167.0

Reserve for lending commitments in other liabilities	8.9	7.4	5.7	4.0	5.5

RESERVE FOR LOAN LOSSES COMPOSITION
Commercial, financial, and agricultural	$74.7	$65.9	$61.3	$62.4	$52.4
Commercial real estate - construction	127.3	100.8	66.8	51.2	46.3
Commercial mortgage	51.1	40.6	30.0	27.6	24.8
Residential mortgage	4.1	3.3	2.6	3.8	3.4
Consumer and other retail	42.6	40.9	41.1	39.9	40.1
Total reserve for loan losses	299.8	251.5	201.8	184.9	167.0

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2010

CREDIT QUALITY (continued)
	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in millions)	2010	2009	2009	2009	2009
RATIOS
Period-end loans	$8,715.6	$8,967.2	$9,021.2	$9,175.2	$9,408.7
Average loans	8,828.3	8,987.2	9,079.6	9,396.2	9,518.7
Period-end reserve to loans	3.44%	2.80%	2.24%	2.02%	1.77%
Period-end nonperforming assets to loans and OREO	6.29	5.76	4.39	3.59	2.66
Period-end loans past due 90 days to total loans	0.46	0.34	0.43	0.29	0.31
Quarterly net charge-offs to average loans (not annualized)	0.33	0.37	0.24	0.39	0.22
Year-to-date net charge-offs to average loans	0.33	1.21	0.85	0.61	0.22

INTERNAL RISK RATING
Pass	79.31%	81.29%	83.86%	86.47%	88.60%
Watchlist	7.71	6.77	6.64	6.00	6.39
Substandard	12.50	11.31	9.18	7.22	4.99
Doubtful/loss	0.48	0.63	0.32	0.31	0.02

LOAN PORTFOLIO DETAIL
	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in millions)	2010	2009	2009	2009	2009
LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	29%	29%	29%	30%	29%
Commercial real estate - construction	22	22	22	21	21
Commercial mortgage	24	23	23	22	21
Residential mortgage	5	5	5	5	6
Consumer	15	16	16	17	17
Secured with investments	5	5	5	5	6

COMMERCIAL REAL ESTATE - CONSTRUCTION DETAIL
Project type:
Residential real estate construction	51%	51%	51%	49%	49%
Land development	23	22	21	21	22
Retail and office	15	18	18	17	17
Owner-occupied	1	1	2	2	2
Multi-family	5	4	4	4	3
Other	5	4	4	7	7
Geographic location:
Delaware	60%	59%	58%	59%	60%
Pennsylvania	22	23	23	23	23
Maryland	7	7	7	6	6
New Jersey	9	9	9	9	8
Other	2	2	3	3	3

CONSUMER LOANS, PERIOD-END
Home equity	$563.0	$568.6	$570.5	$573.3	$566.8
Indirect	548.2	613.4	684.8	753.7	823.2
Credit card	63.9	66.4	67.5	64.5	62.9
Other consumer	144.4	160.5	162.7	174.2	183.7
Total consumer loans	$1,319.5	$1,408.9	$1,485.5	$1,565.7	$1,636.6

CONSUMER LOANS, ON AVERAGE
Home equity	$566.5	$571.7	$572.9	$571.8	$568.3
Indirect	581.5	648.0	718.7	788.0	858.6
Credit card	64.8	65.2	64.2	64.2	65.3
Other consumer	152.6	162.5	169.3	181.1	194.2
Total consumer loans	$1,365.4	$1,447.4	$1,525.1	$1,605.1	$1,686.4

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the three months ended March 31, 2010

SUPPLEMENTAL INFORMATION

	Three Months Ended

						% Change From:

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Prior	Prior
	2010	2009	2009	2009	2009	Quarter	Year
NET INCOME
Net (loss)/income per common share
Basic	$(0.44)	$(0.23)	$(0.15)	$(0.20)	$0.25	91.3	----
Diluted	(0.44)	(0.23)	(0.15)	(0.20)	0.25	91.3	----
Weighted average shares outstanding (in thousands)
Basic	76,465	68,983	68,979	68,966	68,945
Diluted	76,465	68,983	68,979	68,966	68,945
Net (loss)/income as a percentage of:
Average assets	(1.07)%	(0.41)%	(0.21)%	(0.32)%	0.73%
Average stockholders' equity[1]	(10.79)	(4.41)	(2.34)	(3.58)	8.77

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$42.3	$42.1	$39.8	$35.2	$34.1	0.5	24.0
Roxbury Capital Management	1.6	1.7	1.5	1.4	1.3	(5.9)	23.1
Cramer Rosenthal McGlynn	13.0	11.9	11.0	9.4	7.4	9.2	75.7
Combined assets under management	$56.9	$55.7	$52.3	$46.0	$42.8	2.2	32.9

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$149.2	$148.6	$140.8	$128.7	$122.2	0.4	22.1
** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	41%	40%	37%	36%	34%
Fixed income	33	34	34	37	36
Other	26	26	29	27	30

CAPITAL (in millions, except per share amounts)
Average Wilmington Trust stockholders' equity	$1,420.8	$1,331.0	$1,322.2	$1,342.6	$1,329.7	6.7	6.9
Total risk-weighted assets	10,281.7	10,959.4	10,956.6	11,297.8	11,408.0	(6.2)	(9.9)
Tier 1 capital	1,326.0	1,080.1	1,090.4	1,093.4	1,072.7	22.8	23.6
Per share:
Book value[1]	13.49	14.17	14.29	14.26	14.64	(4.8)	(7.9)
Quarterly dividends declared per common share	0.01	0.01	0.01	0.1725	0.1725	----	(94.2)
Year-to-date dividends declared per common share	0.01	0.365	0.355	0.345	0.1725
Average stockholders' equity to assets[1]	9.94%	9.23%	9.13%	8.94%	8.32%
Total risk-based capital ratio	17.58	14.31	14.40	14.02	14.15
Tier 1 risk-based capital ratio	12.90	9.86	9.95	9.68	9.40
Tier 1 leverage capital ratio	12.25	10.10	10.21	9.79	9.02
Tangible common equity to assets ratio[1]	8.18	5.42	5.60	5.40	5.51
Tier 1 common capital ratio	9.75	6.90	7.00	6.82	6.58

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	6.94	6.23	9.21	8.09	7.49
Average duration	(2.11)	(0.49)	(0.25)	(1.33)	(2.06)
Percentage invested in fixed rate instruments	83%	76%	64%	68%	80%

FUNDING (on average)
Percentage from core deposits	82%	77%	76%	72%	60%
Percentage from national funding	14	14	11	12	20
Percentage from short-term borrowings	4	9	13	16	20

ASSET - LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	79%	79%	78%	77%	74%
Commercial loans with floating rates	91	90	90	89	89
Commercial loans tied to a prime rate	51	53	53	54	55
Commercial loans tied to the 30-day LIBOR	40	39	40	40	39

National CDs and short-term borrowings maturing in 90 days or less	62%	92%	77%	80%	78%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,821	2,898	2,902	2,909	2,945

[1] Does not include preferred stock and noncontrolling interest.

CONTACT:
Wilmington Trust Corporation
Investors and analysts:
Ellen J. Roberts
Investor Relations
302-651-8069
eroberts@wilmingtontrust.com
or
News media:
Bill Benintende
Public Relations
302-651-8268
wbenintende@wilmingtontrust.com